Exhibit 99.12

LEVEL 3 COMMUNICATIONS, INC. 1025 ELDORADO BLVD. BROOMFIELD, CO 80021 ATTN: INVESTOR RELATIONS

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	E16661-TBD	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LEVEL 3 COMMUNICATIONS, INC.

The Board of Directors recommends you vote FOR Items 1, 2 and 3.		For	Against	Abstain

1.	Merger Proposal. Proposal to adopt the Agreement and Plan of Merger, dated as of October 31, 2016, among Level 3 Communications, Inc. (“Level 3”), CenturyLink, Inc. (“CenturyLink”), Wildcat Merger Sub 1 LLC (“Merger Sub 1”) and WWG Merger Sub LLC, pursuant to which Merger Sub 1, a wholly owned subsidiary of CenturyLink, will merge with and into Level 3, with Level 3 surviving the merger as a wholly owned subsidiary of CenturyLink; and to approve the merger.	☐	☐	☐

2.	Compensation Proposal. Proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Level 3’s named executive officers in connection with the merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable.	☐	☐	☐

3.	Adjournment Proposal. Proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate to solicit proxies if there are not sufficient votes at the time of the special meeting to approve the merger proposal (proposal 1).	☐	☐	☐

4.	To authorize the transaction of such other business as may properly come before the Special Meeting of Stockholders or any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IS NOT SPECIFIED.

Please sign exactly as your name(s) appear(s) on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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LEVEL 3 COMMUNICATIONS, INC.

SPECIAL MEETING OF STOCKHOLDERS

Tuesday, March [    ], 2017

9:00 a.m. Mountain Time

Headquarters of Level 3 Communications, Inc.

1025 Eldorado Blvd.

Broomfield, Colorado 80021

E16662-TBD

Level 3 Communications, Inc. 1025 Eldorado Boulevard Broomfield, CO 80021	proxy

This proxy is solicited by the Board of Directors for use at the Special Meeting of Stockholders on March [    ], 2017.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

By signing the proxy, you revoke all prior proxies and appoint John M. Ryan and Neil J. Eckstein, and each of them, with full power of substitution, to vote the shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting of Stockholders and all adjournments or postponements as described in the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus dated [●], 2017, receipt of which is hereby acknowledged.

The proxies will vote as the Board of Directors recommends where a choice is not specified.

For Level 3 Communications, Inc. 401(k) participants: The undersigned, as a participant in the Level 3 Communications, Inc. 401(k) Plan (“the Plan”), hereby directs Wells Fargo Bank, N.A. as Trustee for the Plan, to vote all shares of common stock of Level 3 Communications, Inc. allocated to my account in the Plan as of January 25, 2017. I understand that I am to mail this proxy card to Broadridge Financial Solutions, Inc., acting as tabulation agent, or vote by phone or by using the Internet as described on the reverse side of this card, and that my instructions must be received by Broadridge Financial Solutions, Inc. no later than midnight on March [●], 2017. If my instructions are not received by that date, or if the voting instructions are invalid because this form is not properly signed and dated, the shares in my account in the Level 3 Communications, Inc. 401(k) Plan will be voted in accordance with the terms of the Plan document and any other shares will not be voted.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Continued and to be signed on reverse side

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